SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 5, 2004

                                 OSTEOTECH, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                   0-19278                  13-3357370
(State or other jurisdiction  (Commission file Number)  (IRS Identification No.)
      of incorporation)

          51 James Way, Eatontown, New Jersey                 07724
        (Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code (732) 542-2800

--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

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                              Item 5. Other Events

Osteotech, Inc. announced today that the March 15, 2004 issue of "Spine", a prestigious medical journal, will report on the first prospective randomized clinical trial ever conducted with a demineralized bone matrix in a carrier, Grafton(R) Demineralized Bone Matrix ("DBM") Gel. The use of the patient's own bone, typically obtained from the iliac crest (hip bone), to aid in achieving a solid fusion of the vertebrae has been the "Gold Standard" in spine surgeries. The study, which was conducted at seven U.S. medical centers involving 120 patients, demonstrated that Grafton(R) DBM Gel, when combined with one third the amount of iliac crest bone, was equivalent to the use of iliac crest bone alone in achieving lumbar spine fusions.

In 1991, Osteotech became the first company to introduce demineralized bone in a carrier to the market in the form of Grafton(R) DBM Gel. Since then, the Company has expanded the line to include Grafton(R) DBM Putty, Grafton(R) DBM Flex, Grafton(R) DBM Crunch, Grafton(R) DBM Matrix and Grafton Plus(R) DBM Paste in order to accommodate surgeon requirements for different intraoperative handling characteristics. All forms of Grafton(R) DBM are aseptically processed as sterile and the process is validated for viral inactivation. Most importantly, independent and comparative industry testing of Grafton(R) DBM has demonstrated a more robust osteoinductive response when compared to leading DBM competitors. The osteoinductive response is a key benefit of a tissue graft when bone fusion is the desired clinical outcome.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2004

                                                    OSTEOTECH, INC.
                                                      (Registrant)


                                        By: /s/ Michael J. Jeffries
                                            ----------------------------------
                                            Michael J. Jeffries
                                            Executive Vice President,
                                            Chief Financial Officer
                                            (Principal Financial Officer
                                            and Principal Accounting Officer)